UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 30, 2011

Date of Report
(Date of Earliest Event Reported)

Tuffnell Ltd.

 (Exact name of registrant as specified in its charter)

Nevada	000-53610	26-2463465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Oxford St,
London W1D 2EU
United Kingdom

 (Address of principal executive offices)

011-44-020-7903-5084

 (Registrant's telephone number, including area code)

N/A

 (Former name and former address, if changed since last report)

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8.01 – OTHER EVENTS

On March 30, 2011, Tuffnell Ltd. Issued a press release which included Drilling and Assay results from its phase 2 Exploration Program.  A copy of the press releases follows herein:

Tuffnell Ltd. Announces Drill and Assay Results of Phase II Exploration at the Little Butte Gold/Copper Project in Arizona Which Confirm a Major Shear System With Veins That Contain High-Grade Gold and Copper.

LONDON, March 30, 2011 /PRNewswire/ -- Tuffnell Ltd. (Tuffnell or "the Company") (OTC Bulletin Board: TUFF) is pleased to announce drill and assay results of the Phase II Exploration program at the Little Butte Gold/Copper Project.

Mr. George Dory, Tuffnell's CEO, is pleased to report Tuffnell's drill and assay results.  Core drilling confirmed the north-northwest strike and vertical to steeply east-northeast dip of multiple veins. High gold and copper values were confirmed and a possible flat-lying secondary copper blanket identified at the elevation of the paleo-water table.

Drilling consisted of 7 NQ core holes for a total of 1,187 feet. The contractor was Holman Drilling and the rig used was a Longyear 44.  Summary results for the 7 holes are shown below

LITTLE BUTTE CORE DRILLING SUMMARY RESULTS PHASE 2

Hole #	From (ft)	To (ft)	Width (ft)	True Width (ft)	Au (g/t)	Au (oz/ton)	Cu (ppm)	Cu (%)
LB-1013 Including Including	20 47 47	106 55 50	86 8 3	74.5 6.9 2.6	2.40 24.54 64.70	0.070 0.717 1.889	4159 31469 76400	0.42 3.15 7.64
LB-1014 Including Including	42 80 80 86 105 120 143	52 105 95 90 110 141 160	10 25 15 4 5 21 17	4.5 11.4 6.8 1.8 2.3 9.5 7.7	2.80 3.99 6.15 15.40 0.57 1.05 0.37	0.082 0.117 0.180 0.450 0.017 0.031 0.011	73 2493 1843 1840 931 1440 1323	0.25 0.18 0.18 0.14 0.13
LB-1015 Including	4.5 4.5 69	56.5 37.5 73	52 33 4	45.0 28.6 3.5	1.67 2.59 0.83	0.049 0.076 0.024	9980 14445 47	1.00 1.44
LB-1016 Including	13 40 80 100 100	27 70 85 165 120	14 30 5 65 20	6.4 13.6 2.3 29.5 9.1	0.80 0.08 0.58 0.67 1.32	0.023 0.002 0.017 0.020 0.039	3051 2373 860 457 539	0.31 0.24
LB-1017 Including Including	16 16 60	86 24 65	70 8 5	49.5 5.7 3.5	0.08 <0.005 0.51	0.002 <.001 0.015	2922 4055 7125	0.29 0.41 0.71
LB-1018 Including	31 59 89	74 69 95	43 10 6	21.5 5.0 3.0	0.46 1.89 0.97	0.013 0.055 0.028	3268 5720 380	0.33 0.57
LB-1019	25 95 276 321.5	64 135 290 334	39 40 14 12.5	33.8 34.6 12.1 10.8	0.02 0.02 0.51 0.44	0.001 0.001 0.015 0.013	2671 2752 223 28	0.27 0.28

*Results only shown if Au value is > to 0.01 oz/ton or Cu value is > to 2,000 ppm.

Drill holes LB-1013 and 1014 were drilled to determine the attitude of the vein intersected in LB1010.

Results of 1013 are encouraging in that the entire hole with the exception of the gravel and upper bedrock intersected 86 feet averaging 0.07 oz/ton gold and 0.42% copper. Within this thick intercept is an 8 feet thick vein intercept averaging 24.54 g/t gold and 3.15% copper. Drill hole LB-1014, drilled to intercept the vein 75 feet deeper intersected 50 feet averaging 0.117 oz/ton gold and 0.25% copper.

The results indicate secondary enrichment occurs near-surface for both gold and copper.  LB-1019 was drilled to intersect the vein another 100 feet deeper. It found no significant values where the intersection should be although there is a 10 feet zone with no core recovery which might have been a cavity, a likely location for the fault. However, in the upper portion of the hole are two intercepts of potentially ore-grade copper that indicate horizontal migration of copper along a paleo-water table. The lower portion of 1019 cut conglomerates which were found to be unfavorable host rocks in previous drilling.

Drill holes LB-1015 and 1016 were drilled at identical orientations to 1013-1014 100 feet south to intersect the 5 feet thick vein in trench 3. LB-1015 intersected 56.5 feet averaging 0.049 oz/ton gold and 1.00% copper. LB-1016, drilled from the same site but at a 78 degree angle instead of a 45 degree angle intersected nearly 50 feet of shallow mineralization and then a deeper zone of 65 feet of 0.020 oz/ton gold and 457 ppm copper. In a later examination of the drill site it appears that both of these holes were collared in the footwall of the targeted vein and neither hit it.

Drill holes LB-1017 and 1018 targeted the 2.98 oz/ton gold intercept in LB-1009, which was drilled at a 70 degree angle, between 75 and 80 feet. LB-1017 was drilled at 70 degrees and 1018 was drilled at 80 degrees from the same site. The gold results were disappointing. The best gold intercept was 10 feet of 0.055 oz/ton in hole 1018. However, copper intercepts of 40 feet of 0.29% copper in 1017 and 43 feet of 0.33% copper in 1018 make the area worthy of further exploration. Drill hole 1019 was described above.

Trenching and drilling at Little Butte has established the presence of a major shear system and the attitude of specularite-secondary copper veins that contain high-grade gold/copper. The en  echelon veins strike north-northwest and dip vertically to steeply east-northeast. High gold/copper values were confirmed and are probably enriched in the upper portions of the veins.  A possible flat-lying secondary copper blanket has been identified at the elevation of the paleo-water table, which is above a depth of 150 feet below the current surface. The geophysical survey interpretation indicates the mineralized structures discovered to date are part of a major  north-south strike-slip fault system that averages 400 feet in width and is at least 3,000 feet long. Additional north-south structures were identified to both the east and west and a similar but weaker second anomaly occurs along the western margin of the survey. The identification of the geophysical target associated with the mineralization defines a discrete target that can be easily drill tested.

The high-grade vein discovered at Little Butte is one of several high-angle, fault hosted specularite-secondary copper-rich lenses that occur as en echelon structures within a major north-south strike-slip feature. Individual veins have a vertical extent of less than 200 feet with a few hundred feet of strike length. Thickness is less than 20 feet. However, significant gold values are found in a surrounding specularite stockworks zone which can be up to 100 feet thick. Potential ore grade secondary copper also occurs in this stockworks and as a flat-lying zone at the paleo-water table within 150 feet of the surface. With the discovery of several veins and associated stockworks within the 3,000 by 400 feet target currently defined it may be possible to mine the deposit by open pit methods, gravity separate the high-grade gold portion of the veins to recover coarse gold, heap-leach the tails and the stockworks lower grade material for copper and recover it with SXEW and finally heap-leach the same material for gold.

George Dory commented, "Tuffnell's phase 2 exploration program has obviously proven to be a great success. On behalf of the board of Directors I am pleased to share the results with shareholders and the public and look forward to moving ahead with Phase 3".

Tuffnell is in the process of planning its Phase 3 exploration program and believes Phase 3 to be a very important milestone for the company as results continue to be very exciting.

A map showing the location of trenches and the current drilling program as well as photographs during the phase 2 exploration program including those setting out visible gold may be found shortly on the Tuffnell website www.tuffex.com.

The Company also wishes to confirm to the public and its shareholders that as set out in its press release dated March 28, 2011, the Company is pleased to report that its stock is now trading on an Ex Dividend basis meaning that if the stock is now trading at twenty five cents (.25), same is the equivalent of one dollar ($1.00) prior to the Dividend payment.

About The Company

Tuffnell Ltd. (OTC BB: TUFF) is a mineral exploration Company focused on maximizing returns for its shareholders by exploring and developing low-cost gold assets in proven mining districts. With a focus primarily on the State of Arizona, Tuffnell Exploration has put together a team of highly qualified, strongly motivated individuals with the experience required to advance our corporate vision.

Based on geological potential, infrastructure proximity, and previously undertaken exploration, Tuffnell Ltd. selects properties of merit so as to provide its shareholders with the highest probability of success. The company's main property, known as Little Butte, is located in La Paz county Arizona and has previous exploration history indicating that resources are present and the prospect for economic recovery of gold support management's decision to proceed with further exploration. Tuffnell holds a 100% option to 85 unpatented mining claims and 7 patented claims. Total Land holdings including patented claims total 1,840 acres or 2.88 square miles. The Little Butte Project lies in the historic Plomosa District, 20 miles north of the town of Quartzite, Arizona and approximately 150 miles southeast of Las Vegas, Nevada.

Safe Harbour Statement:

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbour provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan," or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements.

The forward-looking statements which involve risks and uncertainties that include, among others, limited operating history, limited access to operating capital, factors detailed in the accuracy of geological and geophysical results including drilling and assay reports; the ability to close the acquisition of mineral exploration properties, and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. More information is included in the company's filings with the Securities and Exchange Commission, and may be accessed through the SEC's website at www.sec.gov.

CONTACT: Investor Relations 1-800-459-0794

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2011	Tuffnell Ltd.

/s/ George Dory
George Dory, Chief Executive Officer and President